Exhibit 10.2.87
SECOND AMENDMENT TO THE
SECOND AMENDED AND RESTATED
MIRANT SERVICES SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     WHEREAS, Mirant Services, LLC (“Company”) has adopted the Second Amended and Restated Mirant Services Supplemental Executive Retirement Plan, effective as of January 1, 2009 (“Plan”); and
     WHEREAS, the Board of Managers of the Company (“Board”) is authorized pursuant to Section 6.2 of the Plan to amend the Plan at any time;
     NOW, THEREFORE, the Board hereby amends the Plan as follows effective January 1, 2010:
1.
     Section 5.3 is hereby deleted and the following is substituted in lieu thereof:
“5.3 FICA Taxes.
(a)	The Participant’s first annual payment of the Participant’s SERP Benefit shall be reduced by the amount necessary to pay any tax due under the Federal Insurance Contributions Act with respect to the amount of the Participant’s Accrued SERP Benefit (“FICA Tax”).

(b)	The Committee, in its discretion, may elect to take FICA Taxes into account on any date or dates prior to the Resolution Date but no earlier than the date described in the following sentence. The earliest date FICA Taxes can be taken into account is the later of (i) the date on which services are rendered which creates the SERP Benefit subject to the FICA Tax or (ii) the date on which the right to the SERP Benefit is no longer subject to a substantial risk of forfeiture. (See Treasury Regulation Section 31.3121(v)(2)-1(e)(4)(ii) or its successor.)”
*******************
     Except as amended herein by this Second Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this Second Amendment.
     IN WITNESS WHEREOF, the Board through a duly authorized officer of the Company has adopted this Second Amendment to the Plan on this 3rd day of December, 2010, to be effective as of the date listed above.

MIRANT SERVICES, LLC
By:	/s/ Kevin P. Boudreaux
Kevin P. Boudreaux
Vice President, Administration